UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 09, 2022

Beam Therapeutics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39208	81-5238376
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

238 Main Street
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 327-8775

26 Landsdowne Street
Cambridge, Massachusetts 02139

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BEAM	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On January 10, 2022, in connection with its announcement of the Collaboration (as defined below) with Pfizer Inc. ("Pfizer"), Beam Therapeutics Inc. ("Beam") announced certain financial information for the year ended December 31, 2021. Beam estimates that, on a preliminary and unaudited pro forma basis, which includes the $300 million upfront payment received in January 2022 from Pfizer in connection with entry into the Collaboration, it had cash, cash equivalents and marketable securities of approximately $1.2 billion as of December 31, 2021. This estimate is based on Beam's expectation that it will report actual cash, cash equivalents and marketable securities of approximately $0.9 billion as of December 31, 2021. This estimate of Beam's cash, cash equivalents and marketable securities and pro forma cash, cash equivalents and marketable securities as of December 31, 2021 is preliminary, unaudited and is subject to completion of Beam's financial statement closing procedures. This estimate also does not present all information necessary for an understanding of Beam’s financial condition as of December 31, 2021, and its results of operations for the three months and year ended December 31, 2021. Accordingly, undue reliance should not be placed on this preliminary estimate.

The information in this Item 2.02 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01 Regulation FD Disclosure.

Beam will be conducting meetings with participants attending the 40th Annual J.P. Morgan Healthcare Conference. The slides to be presented by Beam are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filling.

Item 8.01 Other Events.

Press Release

On January 9, 2022, Beam issued a press release announcing future research and development goals for its clinical and preclinical programs. The full text of this press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Collaboration with Pfizer Inc.

On January 10, 2022, Beam announced that it has entered into an exclusive four-year research collaboration (the "Collaboration") with Pfizer focused on in vivo base editing programs for three targets for rare genetic diseases of the liver, muscle and central nervous system. The base editing programs to be evaluated as part of the Collaboration will leverage Beam’s proprietary in vivo delivery technologies to deliver base editors to target organs. Under the terms of the Collaboration agreement, Beam will conduct all research activities through development candidate selection for three undisclosed targets, which are not included in Beam’s existing programs. Pfizer may opt in to exclusive, worldwide licenses to each development candidate, after which it will be responsible for all development activities, as well as potential regulatory approvals and commercialization, for each such candidate. Beam has a right to opt in, at the end of Phase 1/2 studies, upon the payment of an option exercise fee, to a global co-development and co-commercialization agreement with respect to one program licensed under the Collaboration pursuant to which Pfizer and Beam would share net profits as well as development and commercialization costs in a 65%/35% ratio (Pfizer/Beam). Beam received an upfront payment of $300 million and, assuming Pfizer exercises its opt-in license rights for all three targets, is eligible for development, regulatory and commercial milestone payments for potential total deal consideration of up to $1.35 billion. Beam is also eligible to receive royalties on global net sales for each licensed program. The Collaboration has an initial term of four years and may be extended up to one additional year.

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K and in the exhibits incorporated herein by reference about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements concerning activities under Beam's research collaboration with Pfizer, future payments Beam may receive under such collaboration, Beam's participation in the J.P. Morgan Healthcare Conference; Beam’s estimated cash, cash equivalents and marketable securities as of December 31, 2021 (actual and pro forma) and its expectations related thereto; the initiation, timing, progress and results of preclinical studies and research and development programs, including the initiation and progress of clinical trials, including Beam's anticipated Phase 1/2 trial designed to assess the safety and efficacy of BEAM-101 for the treatment of sickle cell disease; the advancement of Beam's pipeline, including the submission of INDs for BEAM-102 and BEAM-201, and the advancement of BEAM-102, BEAM-201, BEAM-301, additional CAR-T and liver programs, and Stargardt disease program in multiple preclinical studies; the potential activities under license and collaboration agreements and the formation of new collaborations; and the therapeutic applications and potential of Beam's technology, including Beam's potential to develop life-long, curative, precision genetic medicines for patients through base editing, including potential safety advantages. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Beam’s ability to develop, obtain regulatory approval for, and commercialize its product candidates, which may take longer or cost more than planned; Beam’s ability to raise additional funding, which may not be available; Beam’s ability to obtain, maintain and enforce patent and other intellectual property protection for its product candidates; the potential impact of the COVID-19 pandemic; that preclinical testing of Beam’s product candidates and preliminary or interim data from preclinical studies and clinical trials may not be predictive of the results or success of ongoing or later clinical trials; that initiation and enrollment of Beam’s clinical trials may take longer than expected; that Beam’s product candidates may experience manufacturing or supply interruptions or failures; risks related to competitive products; whether the research collaboration with Pfizer will result in programs that are licensed from Beam; whether any product candidates that arise from these programs or are otherwise developed by Beam will advance into clinical trials or through the clinical trial process on a timely basis or at all; whether the results of clinical trials of product candidates will warrant submissions for regulatory approval or regulatory approval; whether any products that receive regulatory approval will be successfully distributed and marketed; whether Beam’s actual audited results will be consistent with its estimated cash, cash equivalents and marketable securities as of December 31, 2021; and other factors discussed in the “Risk Factors” section of Beam's Annual Report on Form 10-K for the year ended December 31, 2020, Beam's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, Beam's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, Beam's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and in any subsequent filings with the Securities and Exchange Commission. Any forward-looking statements contained in this Current Report on Form 8-K and in the exhibits incorporated herein by reference speak only as of the date hereof, and Beam specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Beam Therapeutics Inc. Presentation at the 40th Annual J.P. Morgan Healthcare Conference
99.2	Press Release Issued by Beam Therapeutics Inc. on January 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEAM THERAPEUTICS INC.

Date:	January 10, 2022	By:	/s/ John Evans
John Evans Chief Executive Officer